                                                                   EXHIBIT 99.1

                       EXHIBIT 1 - JOINT FILING STATEMENT

Pursuant to Rule 13d-1(k)(1), we, the undersigned, hereby express our agreement that the Schedule 13D for Consumer Direct of America is filed on behalf of each of us. This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Dated:  August 8, 2005               CRUSADER CAPITAL PARTNERS II, LLC

                                     By:      CRUSADER CAPITAL, LLC
                                              Its Manager

                                     By:      CRUSADER INVESTMENTS, LLC
                                              Its Manager

                                     By:      /s/ Blair A. West
                                              -------------------------------
                                     Name:    Blair A. West
                                     Title:   Manager

                                     CRUSADER CAPITAL, LLC

                                     By:      CRUSADER INVESTMENTS, LLC
                                              Its Manager

                                     By:      /s/ Blair A. West
                                              -------------------------------
                                     Name:    Blair A. West
                                     Title:   Manager

                                     CRUSADER INVESTMENTS, LLC

                                     By:      /s/ Blair A. West
                                              -------------------------------
                                     Name:    Blair A. West
                                     Title:   Manager